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                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                                                       Exhibit 5


                                             May 5, 1999


EarthWeb Inc.
3 Park Avenue
New York, NY 10016

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 filed by EarthWeb Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on April 6, 1999 (Registration No. 333-75771), Amendment No. 1 thereto filed on April 15, 1999 and Amendment No. 2 thereto filed on May 4, 1999 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 1,495,000 shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company, presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders"), and the underwriters' over-allotment option. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of shares of the Stock. We have also examined the proceedings taken by the Company in connection with the sale of shares of Stock by the Selling Shareholders.

        We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner

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EarthWeb Inc.
May 5, 1999
Page 2

described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                             Very truly yours,

                                             /s/Morrison & Foerster LLP

                                             Morrison & Foerster LLP